Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 31, 2006, in the Registration Statement (Form S-1) and related prospectus of Golf Galaxy, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

May 1, 2006